UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  September 12, 2013 (September 11, 2013)

SANCHEZ ENERGY CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-35372	45-3090102
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1111 Bagby Street
Suite 1800
Houston, Texas 77002

(Address of principal executive offices) (Zip Code)

(713) 783-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                Entry into a Material Definitive Agreement.

On September 11, 2013, Sanchez Energy Corporation (the “Company”) and its subsidiaries, SEP Holdings III, LLC, SN Marquis LLC, and SN Cotulla Assets, LLC, as Borrowers, and Royal Bank of Canada, as Administrative Agent, and the other Lenders party thereto entered into an amendment (the “Amendment”) to the Company’s Amended and Restated Credit Agreement, dated as of May 31, 2013 (the “Credit Agreement”), to (i) increase the aggregate principal amount of senior unsecured notes that the Company may issue from time to time in private placement transactions from the current $400 million limit to $600 million, (ii) make some technical modifications to the automatic borrowing base reduction calculation provision in connection with debt issuances and incurrences (the “Automatic Borrowing Base Reduction Provision”), such that the reduction is 25% of the net increase in the principal amount of certain debt rather than 25% of the net proceeds received in connection with the issuance or incurrence of such debt, (iii) waive the borrowing base reduction that would result from the Automatic Borrowing Base Reduction Provision in connection with the issuance of senior unsecured notes after September 1, 2013 and before the earlier of (a) January 1, 2014 and (b) the effective date of the borrowing base redetermined in connection with the scheduled quarterly redetermination of the borrowing base for the fourth quarter of 2013, and (iv) permit the Company to hedge incremental proved reserves following the closing of the Company’s recently announced Wycross acquisition as if such incremental proved reserves had been included in the then most recently delivered reserve report at the time of such acquisition.

From time to time, the Administrative Agents and the Lenders party to the Amendment have provided, or may in the future provide, various investment banking, commercial banking, financial advisory, brokerage and other services to the Company and its affiliates for which services they have received, and may in the future receive, customary fees and expense reimbursement.

This summary of the Amendment does not purport to be complete, and is qualified in its entirety by reference to the Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item 1.01 by reference.

Item 9.01.                Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description
10.1

Third Amendment to Amended and Restated Credit Agreement, dated as of September 11, 2013, among the Borrowers named therein, SN Operating, LLC, and SN TMS, LLC, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANCHEZ ENERGY CORPORATION

Date: September 12, 2013	By:	/s/ Michael G. Long
Michael G. Long
Senior Vice President and
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description
10.1

Third Amendment to Amended and Restated Credit Agreement, dated as of September 11, 2013, among the Borrowers named therein, SN Operating, LLC, and SN TMS, LLC, the Lenders party thereto and Royal Bank of Canada, as Administrative Agent